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                                                                    Exhibit 4-5E

         FIFTH AMENDMENT (the "Amendment"), dated as of August 10, 1999, to the Amended and Restated Note and Credit Agreement, dated May 7, 1993, between NEW JERSEY RESOURCES CORPORATION (the "Borrower") and FIRST UNION NATIONAL BANK, successor by consolidation to First Fidelity Bank, National Association, New Jersey (the "Bank"), as amended (the "Agreement").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Bank are parties to the Agreement; and

         WHEREAS, the Borrower has requested the Bank to modify the Agreement, and the Bank is agreeable to such request;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

         ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that as of July 28, 1999, the outstanding principal balance under the Agreement was $20,000,000.00.

         1. DEFINITIONS. Except as otherwise stated, capitalized terms defined in the Agreement and used herein without definition shall have the respective meanings assigned to them in the Agreement.

         2.  AMENDMENTS TO THE AGREEMENT.

         (a) Section I THE COMMITMENT is hereby amended by deleting "October 1, 1999" from the last sentence of the first paragraph and substituting the following date therefore: "August 8, 2001".

         (b) Section X. COVENANTS. is hereby amended by adding the following provisions; P. YEAR 2000 COMPATIBILITY. The Borrower shall take all action necessary to assure that the Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Bank, the Borrower shall provide the Bank assurance of the Borrower's Year 2000 readiness.

         (c) Section XIV. ARBITRATION is hereby added to the Agreement:

              XIV. ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration
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                                                                    Exhibit 4-5E

              Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. SPECIAL RULES. All arbitration hearings shall be conducted in either Charlotte, North Carolina or Newark, New Jersey. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitrators Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. WAIVER OF EXEMPLARY DAMAGES. The parties agree that they shall not have a remedy of punitive or exemplary damages against each other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

         (d) Section XV. PRESERVATION AND LIMITATION OF REMEDIES is hereby added to the Agreement:

              XV. PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing a voluntary bankruptcy proceeding, and
                     (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.


         3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants that:
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                                                                    Exhibit 4-5E

         (a) The Borrower has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and the Borrower has taken all necessary action to authorize the same.

         (b) The making and delivery of this Amendment and the performance of the Agreement as amended by this Amendment do not violate any provision of law, any regulation, the Borrower's charter or the Borrower's by-laws or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound or affected. The Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

         (c) The representations and warranties contained in Section IX of the Agreement are true and correct on and as of the date of this Amendment and after giving effect thereto.

         (d) No Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect thereto.

         4. EFFECTIVE DATE. This Amendment shall become effective as of the date hereof when all of the following shall have occurred:

         (a) The Bank shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

         (b) The Bank shall have received a copy of the resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by an appropriate officer of the Borrower.

         (c) The Bank shall have received an opinion of counsel to the Borrower, dated the date hereof, to the effect that this Amendment has been duly authorized, executed and delivered by a duly authorized officer of the Borrower and that the Agreement, as amended by this Amendment, constitutes a valid obligation of the Borrower, legally binding upon it and enforceable (except as may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally) in accordance with its terms as so amended.


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                                                                    Exhibit 4-5E



         5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

         6. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.

         7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

         PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Amendment was executed in the State of New Jersey and delivered to Bank in the State of North Carolina.

NEW JERSEY RESOURCES CORPORATION            FIRST UNION NATIONAL BANK


By: ________________________________        By:_________________________________
Name:    Glenn C. Lockwood                  Name:  Michael Kolusowski
Title:   SVP & CFO                          Title: VP